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Exhibit 11. 1 - Computation of Per Share Earnings



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                                                                    For the Year Ended June 30,
                                                      --------------------------------------------------


                                                          1998                1997                1996
Basic earnings per common share
   Net income for calculating basic earnings
   per common share ........................          $7,236,000          $7,542,000          $  417,000
                                                      ==========          ==========          ==========

   Average common shares outstanding .......           4,654,000           4,187,000           2,892,000
                                                      ----------          ----------          ----------

   Basic earnings per common share .........          $     1.55          $     1.80          $     0.14
                                                      ==========          ==========          ==========

Diluted earnings per common share
   Net income for calculating basic earnings
   per common share ........................          $7,236,000          $7,542,000          $  417,000
                                                      ==========          ==========          ==========

   Average common shares outstanding .......           4,654,000           4,187,000           2,892,000

   Add exercise of options and warrants ....             142,000                  --                  --
                                                      ----------          ----------          ----------

   Diluted common shares outstanding .......           4,796,000           4,187,000           2,892,000
                                                      ==========          ==========          ==========

   Diluted earnings per common share ......          $     1.51          $     1.80          $     0.14
                                                      ==========          ==========          ==========
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